UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement with Mr. Robert J. Weil

On July 1, 2015, in connection with Robert J. Weil’s previously announced retirement as Vice President, Operations of The McClatchy Company (the “Company”) effective June 30, 2015, the Company and Mr. Weil entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Weil will, among other things, assist the Company with transition matters relating to the Company’s operations in California, the Northwest, Texas, Kentucky, and Pennsylvania. The term of the Consulting Agreement commences July 1, 2015 and ends December 31, 2016 (the “Term”), and either the Company or Mr. Weil may terminate the Consulting Agreement prior to the end of the Term by providing ten (10) business days’ written notice. If the Company terminates the Consulting Agreement with ten (10) business days’ written notice but without a material breach by Mr. Weil, the Company will pay all consulting fees remaining for the full Term. If Mr. Weil terminates the Consulting Agreement with ten (10) business days’ written notice, the Company will only be responsible to pay Mr. Weil for the consulting services satisfactorily rendered through the effective date of termination in an amount prorated through the effective date of termination. If Mr. Weil materially breaches any provision of the Consulting Agreement, the Company may terminate the Consulting Agreement immediately without prior written notice and will pay Mr. Weil only for the consulting services satisfactorily rendered through the effective date of termination in an amount prorated through the effective date of termination.

During the Term, the Company will pay Mr. Weil $5,000 per month during the 2015 calendar year and $2,500 per month during the 2016 calendar year and will reimburse Mr. Weil for reasonable travel and other expenses within thirty (30) days of receiving supporting documentation. The Consulting Agreement also includes customary non-disclosure and indemnification provisions. Mr. Weil’s retirement from the Company was previously disclosed in a current report on Form 8-K dated January 20, 2015.

The foregoing summary of the Consulting Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated July 1, 2015, by and between Robert J. Weil and The McClatchy Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2015	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement, dated July 1, 2015 by and between Robert J. Weil and The McClatchy Company